Exhibit 10.16
QUALTRICS EMPLOYMENT AGREEMENT
This Employment Agreement (the “Agreement”) is made by and between Qualtrics, LLC, a Delaware limited liability company (“Qualtrics”), and the employee whose signature appears below (“Employee,” each a ‘‘Party” and, together with Qualtrics, the “Parties”) and is effective as of Employee’s date of signature (the “Effective Date”). Qualtrics is in the business of providing software and services related to surveys, data collection, data analysis, reporting and dashboards, experience management, research, customer experience, and/or employee experience (collectively, the “Business”). Employee desires to be employed by Qualtrics, and as a condition of such employment, Employee agrees to the terms and covenants in this Agreement. Employee acknowledges the sufficiency of the consideration Employee is receiving, including without limitation the compensation and other benefits from Qualtrics, Employee’s continued employment with Qualtrics, and any awards or forms of equity in Qualtrics or its affiliates. Qualtrics and Employee further agree as follows:
(1)    Employment. Qualtrics hereby employs, or continues to employ, Employee, and Employee agrees to be employed, or to continue to be employed, by Qualtrics. Employee will devote Employee’s full business time and attention to achieving the purposes and discharging the responsibilities assigned to Employee. Employee will comply with all rules, policies and procedures of Qualtrics as modified from time to time, including without limitation rules, policies and procedures set forth in the Qualtrics’ employee handbook and similar materials. Employee will perform all of Employee’s responsibilities in compliance with all applicable laws and will ensure that the operations that Employee manages or participates in are in compliance with all applicable laws. Employee may be given access to company property for use during their employment at Qualtrics, including a laptop or other computer equipment (“Hardware”). Qualtrics reserves the right to inspect Employee’s loaned Hardware for violation of any Qualtrics security policy. During Employee’s employment, Employee will not engage in any other business activity that, in the reasonable judgment of Qualtrics, conflicts with the duties of Employee under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage.
(2)    At-Will Employment. Employee’s employment with Qualtrics is “at-will.” This means that Employee’s employment is not for any specified period of time and can be terminated by Employee or by Qualtrics at any time, with or without advance notice or additional payment, with or without cause and for any reason or no reason at all. It also means that Employee’s job duties, title, responsibilities, reporting level, compensation and benefits, as well as Qualtrics’ personnel policies, procedures and employee handbook, may be changed at any time, with or without notice for any reason or no reason at all, in Qualtrics’ sole and absolute discretion. The “at-will” nature of Employee’s employment shall remain unchanged during Employee’s tenure as an employee and may not be changed, except in a writing expressly stating its intent to alter the terms of this Agreement that is signed by Employee and an executive officer of Qualtrics.
(3)    Compensation; Other Benefits. Employee’s compensation will be determined at the commencement of employment, and may increase or decrease from time to time in the sole discretion of Qualtrics. Compensation is payable in bi-monthly installments, subject to withholdings and deductions as authorized by the employee or as required or permitted by law.

Employee may be eligible to participate in employee benefit programs that are generally available to Qualtrics’ U.S. employees, which may include programs such as medical insurance, 401(k), disability and life insurance plans. Nothing herein shall require the adoption or maintenance of any such program or plan. Employee will be provided such holidays, sick leave and vacation as Qualtrics makes available to its employees generally and in accordance with applicable law. To the extent permitted by law, Employee consents to a deduction from any amounts Qualtrics owes to Employee to offset any amounts Employee owes to Qualtrics. In the event that Employee owes Qualtrics some amount, whether or not Qualtrics elects to make any set-off in whole or in part, if Qualtrics does not recover by means of set-off the full amount Employee owes it, Employee agrees to pay the unpaid balance to Qualtrics immediately.
(4)    Non-solicitation. Employee covenants and agrees that, during Employee’s employment by Qualtrics and for a period of twelve (12) months after the termination of Employee’s employment for any reason, Employee will not:
(a)    Directly or indirectly solicit, employ, hire, offer to hire, become a business partner with or entice away from Qualtrics any person who is or has been within the past twelve (12) months an employee of Qualtrics or any of its affiliates (collectively “Qualtrics Employees”);
(b)    Directly or indirectly solicit, divert, take away, or attempt to solicit, divert or take away, (i) any prospective customers of Qualtrics or its affiliates that Employee solicited or interacted with during Employee’s period of employment or (ii) any person or entity that is a customer or has been a customer of Qualtrics or its affiliates within the past twelve (12) months (collectively “Qualtrics Customers”);
(c)    Directly or indirectly persuade or attempt to persuade any Qualtrics Employee, Qualtrics Customer, or consultant, agent, supplier or vendor of Qualtrics or any of its affiliates, to alter or discontinue its relationship with Qualtrics or any of its affiliates or to do any act that is inconsistent with the interests of Qualtrics or any of its affiliates.
Because Qualtrics does business on the internet with customers throughout the United States and around the world, to the fullest extent allowed under applicable law, there is no geographic limitation to this Section (4).
Qualtrics and Employee agree that: (i) this provision does not impose an undue hardship on Employee and is not injurious to the public; (ii) this provision is necessary to protect the business of Qualtrics and its affiliates; (iii) the duration and geographic scope of this Section (4) are reasonable; and (iv) adequate consideration supports this Section (4).
(5)    Confidential Information. Employee recognizes that Qualtrics’ business and continued success depend upon the use and protection of confidential and/or proprietary information to which Employee has access (all such information being “Confidential Information”). For purposes of this Agreement, the phrase “Confidential Information” includes without limitation, for Qualtrics and its current or future subsidiaries and affiliates, whether or not specifically designated as confidential or proprietary: (i) information and technology developed by Qualtrics;

(ii) all business plans, marketing strategies and trade secrets, including information concerning Qualtrics’ development of new products and services; (iii) information concerning Qualtrics’ existing and prospective markets and customers; (iv) confidential information Qualtrics received from customers, consultants, vendors, or suppliers; (v) financial information relating to Qualtrics and/or Qualtrics’ customers, consultants, vendors, or suppliers; (vi) information concerning any personnel of Qualtrics (other than Employee), including without limitation, skills, compensation and personal information; and (vii) technical and non-technical data and information related to technology, software, software code, software development tools, software programs, designs, specifications, compilations, inventions, improvements, methods, processes, procedures and techniques; provided, however, that “Confidential Information” does not include information that (a) was lawfully in Employee’s possession without confidentiality restrictions prior to disclosure of such information by Qualtrics; (b) was, or at any time becomes, available in the public domain other than through a violation of this Agreement; (c) is documented by Employee as having been developed by Employee independently and outside the scope of Employee’s employment; (d) is furnished to Employee by a third party not under an obligation of confidentiality to Qualtrics; or (e) information that is related to the terms and conditions of Employee’s employment. Employee agrees that during Employee’s employment and after termination of such employment, irrespective of cause, Employee will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as expressly authorized in writing by Qualtrics or required by law or court order. Employee’s confidentiality obligation under this Agreement is in addition to any obligations Employee has under state or federal law.
Employee agrees to deliver to Qualtrics immediately upon termination of Employee’s employment, or at any time Qualtrics so requests, all tangible documents and items containing any Confidential Information, together with all copies of such items in Employee’s possession or control, and to delete or destroy any other copies thereof in Employee’s possession. Employee’s obligations under this Section (5) are indefinite in term and shall survive the termination of this Agreement.
In accordance with the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(6)    Work Product and Copyrights. Employee agrees that (a) all right, title and interest in and to the materials resulting from the performance of Employee’s duties at Qualtrics and all copies thereof, including works in progress, in whatever media, (the “Work”), will be and remain owned by Qualtrics upon creation; (b) Employee will mark all Work with Qualtrics’ copyright or other proprietary notice as directed by Qualtrics; (c) to the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States (the “Copyright Law”), all such Work will be considered a “work made for hire” as such term is used and defined in the Copyright Law, and Qualtrics will be considered the “author” of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; (d) if any portion of the Work does not qualify as a “work made for hire” as such term is used and defined in the

Copyright Law, Employee hereby irrevocably assigns and agrees to assign to Qualtrics or its affiliates, successors or nominees, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright or other intellectual property rights therein throughout the world to the fullest extent permitted by applicable law; (e) Employee hereby waives and agrees not to assert any moral rights Employee may have or acquire in any such Work and agrees to provide written waivers from time to time as requested by Qualtrics; (f) Employee will execute and deliver to Qualtrics, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as Qualtrics may request to fully and completely assign such Work and copyright therein to Qualtrics or its affiliates, successors or nominees; and (g) Employee hereby appoints Qualtrics as attorney-in-fact to execute and deliver any such documents on Employee’s behalf in the event Employee should fail or refuse to do so within a reasonable period following Qualtrics’ request.
(7)    Inventions and Patents. For purposes of this Agreement, “Inventions” includes information, inventions, contributions, improvements, ideas, designs, designations, know-how or discoveries, whether protectable or not, and whether or not conceived or made during work hours and all related intellectual property rights throughout the world. Employee agrees that all Inventions conceived or made by Employee during the period of employment with Qualtrics belong to Qualtrics, provided they grow out of Employee’s work with Qualtrics or are related in some manner to the Business, including, without limitation, research and product development, and projected business of Qualtrics or its affiliated companies. Accordingly, Employee agrees that, both during and after the term of Employee’s employment, Employee: (a) shall make adequate written records of such Inventions, which records will be Qualtrics’ property; (b) hereby irrevocably assigns, and agrees to assign, to Qualtrics, at its request, any rights Employee may have to such Inventions for the U.S. and all foreign countries to the fullest extent permitted by applicable law; (c) waives and agrees not to assert any moral rights Employee may have or acquire in any such Inventions and agree to provide written waivers from time to time as requested by Qualtrics; and (d) shall assist Qualtrics (at Qualtrics’ expense) in obtaining and maintaining patents, copyright or other registrations with respect to such Inventions and hereby appoints Qualtrics as attorney-in-fact to execute and deliver any such documents on Employee’s behalf in the event Employee should fail or refuse to do so within a reasonable period following Qualtrics’ request.
Employee understands and agrees that Qualtrics or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the property of Qualtrics, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Qualtrics will pay a bonus to be split among the inventors (as determined by Qualtrics) of an Invention upon Qualtrics’ filing of a patent application and again upon the successful grant of a patent.
Employee further agrees that Employee will promptly disclose in writing to Qualtrics during the term of Employee’s employment and for one (1) year thereafter, all Inventions whether developed during the time of such employment or during one (1) year thereafter, whether or not Qualtrics has rights in such Inventions, so that Employee’s rights and Qualtrics’ rights in such Inventions can be determined. Except as set forth on the signature page of this Agreement and any pages thereafter, Employee represents and warrants that Employee has no Inventions, software, writings or other works of authorship useful to Qualtrics in the normal course of the Business, which were conceived, made or written prior to Employee’s start date at Qualtrics and which are excluded from the operation of this Agreement. However, if, when acting within the scope of Employee’s employment or otherwise on behalf of Qualtrics, Employee uses or (except pursuant to the preceding sentence) discloses Employee’s own or any third party’s confidential information or intellectual property (or if any Work or Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Qualtrics will have and Employee hereby grants Company a perpetual, irrevocable, worldwide royaltyfree, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.
(8)    Remedies. Employee agrees that Employee’s violation of any of Sections (4)-(7) of this Agreement would cause Qualtrics irreparable harm which would not be adequately compensated by monetary damages and that an injunction may be granted by any court or courts having jurisdiction, restraining Employee from violation of the terms of this Agreement, upon any breach or threatened breach of Employee of the obligations set forth in any of Sections (4)-(7). The preceding sentence shall not be construed to limit Qualtrics from any other relief or damages to which it may be entitled as a result of Employee’s breach of any provision of this Agreement including Sections (4)-(7).
(9)    Disclosure. Employee agrees fully and completely to reveal the terms of this Agreement to any future employer or potential employer of Employee.
(10)    Representations of Employee. Employee represents and warrants to Qualtrics that (i) Employee is not in possession or control of any documents that in any way constitute confidential, proprietary or trade secret information of a third party (including any former employer); (ii) Employee is not subject to a non-competition agreement that would preclude Employee’s employment with Qualtrics; (iii) Employee has identified all confidentiality, proprietary, information, non-solicitation or similar agreements or obligations that it has with any third party and that, in the course of Employee’s work for Qualtrics, Employee will not violate any such agreements or obligations; and (iv) Employee, in the course of Employee’s work for Qualtrics, will not use or disclose any tangible or intangible information that constitutes confidential, proprietary, or trade secret information of a third party (including a former employer) except pursuant to written authorization to do so (e.g., a technology license between Qualtrics and a third party). Employee agrees to indemnify Qualtrics and to hold it harmless against any and all liabilities or claims arising out of any violation of any of the foregoing representations or warranties made by Employee.
(11)    Assignability. This is a personal service contract and is not assignable by the Employee. Qualtrics may assign its rights and obligations under this Agreement without Employee’s consent at any time for any reason or no reason at all. This Agreement is binding upon Employee and Employee’s heirs, personal representatives and permitted assigns and on Qualtrics and its successors and assigns.
(12)    Notices. Any notices required or permitted to be given hereunder are sufficient if in writing and delivered by hand, by registered or certified mail, or by overnight courier, to Employee at the address written below or to Qualtrics at 333 River Park Drive, Provo, UT

84604, Attn: Legal Department. Notices shall be deemed to have been given (i) upon delivery, if delivered by hand, (ii) seven days after mailing, if mailed, or (iii) one business day after delivery, if delivered by courier.
(13)    Severability. If any provision of this Agreement or compliance by any of the Parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision shall be deemed modified only to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. The Parties shall engage in good faith negotiations to modify and replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.
(14)    Waivers. No failure or delay on the part of either Party to exercise any right or remedy hereunder will operate as a waiver thereof. No single or partial waiver of a breach of any provision of this Agreement will operate or be construed as a waiver of any subsequent breach. No single or partial exercise of any right or remedy hereunder will preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereunder or by law. No action, inaction or waiver by Qualtrics with respect to its rights or remedies under any other agreement will operate as a waiver under this Agreement.
(15)    Arbitration; Forum. To the maximum extent permitted by law, each Party agrees to submit any dispute, controversy, or claim arising out of or related to this Agreement and/or the Parties’ relationship (including the termination of such relationship) to binding arbitration. Notwithstanding the foregoing, the Parties agree that any dispute, controversy, or claim based upon Sections (4), (5), (6), (7) and/or noncompetition or sexual harassment (“Court-Eligible Claims”) may be brought by either Party in federal or state court. Arbitration shall be administered exclusively by the American Arbitration Association (“AAA”) and shall be conducted consistent with the rules, regulations, and requirements thereof. The applicable AAA rules may be found at https://www.adr.org/sites/default/files/ document_repository/EmploymentRules_Web.pdf. The arbitration shall take place in the State of Utah, and the AAA shall apply federal law, including the Federal Arbitration Act, and the laws of the State of Utah (without regard to its conflicts of law provisions), including as to the validity, construction and performance of this Agreement. Any arbitral award determination shall be final and binding upon the Parties. With respect to any Court-Eligible Claims that are brought to court, the Parties consent to the exclusive jurisdiction and venue of the federal or state courts in Salt Lake County, Utah.
(16)    Utah Law Governs. The rights and obligations of the Parties under this Agreement shall be consumed and enforced in accordance with, and governed by, the laws of the State of Utah, without regard to its conflicts of law provisions.
(17)    Class Action, Collective Action, and Representative Action Waiver. The Parties agree that any disputes under this Agreement or the employment relationship generally will be conducted on an individual basis only and that claims by either Party in arbitration or otherwise may only be brought in the Party’s individual capacity, may not be brought on a class action, collective action, or representative basis, and may not be consolidated with other persons or entities. Further, each Party agrees to waive their respective rights to participate in any and all class actions, collective actions, and/or other representative actions, including participating as a named plaintiff or as a member of a class action, collective action, and/or other representative action, for any and all claims under this Agreement. Accordingly, there shall be no right or authority for any claims to be brought, heard or arbitrated as a class action, collective action, or representative action (“Class Action Waiver”). The Class Action Waiver shall be severable from this Agreement in any case in which: (a) the claim is filed or pursued as a class action, collective action, or representative action; and (b) this Class Action Waiver is found to be unenforceable. In such instances, the class action, collective action, or non-PAGA representative action must be litigated in a civil court in accordance with Section (15). This Class Action Waiver shall be severable in any case in which the dispute is filed or pursued as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration. Claims under the California Labor Code Private Attorneys General Act, Cal. Lab. Code§ 2698 et seq. (“PAGA”), are not subject to the arbitration provisions in this Agreement.
(18)    Counterparts. This Agreement may be executed in counterparts in different places, at different times and on different dates, and in that case all executed counterparts taken together collectively constitute a single binding agreement.
(19)    Entire Agreement; Headings. This Agreement (and any Addendums to it) contains the entire agreement of the Parties with respect to the relationship between Employee and Qualtrics and supersedes all prior agreements and understandings. This Agreement may be changed only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought, and any such signing by Qualtrics must be by one of its executive officers. The headings contained in this Agreement are for convenience only and do not limit or otherwise affect the provisions of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly signed and delivered this Agreement as of the Effective Date.

QUALTRICS, LLC		EMPLOYEE

/s/ Chris Beckstead		/s/ John Thimsen
Signature		Signature

Print Name:	Chris Beckstead	Print Name:	John Thimsen

Title:	VP, Finance	Date:	Aug 22, 2018

Address:

Inventions:

[Attach pages for additional inventions if necessary]

EMPLOYMENT AGREEMENT NON-COMPETE ADDENDUM
This Employment Agreement Non-Compete Addendum (the “Addendum”) is an addendum to the Employment Agreement (the “Agreement”) that exists between Qualtrics, LLC, a Delaware limited liability company, (“Qualtrics”) and the employee whose signature appears below (“Employee,” each a “Party” and together with Qualtrics, the “Parties”), and is made by and between the Parties, effective as of Employee’s date of signature (the “Addendum Effective Date”). This Addendum is made for the purpose of adding to the provisions of the Agreement and all the terms of the Agreement shall remain in full force and effect. Qualtrics and Employee agree as follows:
Non-com petition Restriction. To the extent allowed under applicable law, Employee covenants and agrees that, from here-on during Employee’s employment by Qualtrics and for a period of twelve (12) months after the termination of Employee’s employment for any reason, Employee will not directly or indirectly own, manage, operate, control, serve as a consultant to, be employed by or participate in (or be connected in any manner with the ownership, management, operation or control of) any organization that engages in or competes with any portion of the Business (as defined in the Agreement). Examples of such organizations include without limitation Confirmit, Focus Vision, Foresee, MaritzCX, Medallia, QuestionPro, Satmetrix, SurveyMonkey, Verint and Vision Critical.
Limitations. Because Qualtrics does business on the internet with customers throughout the United States and around the world, to the fullest extent allowed under applicable law, there is no geographic limitation to this non-competition restriction. Notwithstanding Employee’s obligations under this Addendum, Employee will be entitled to own, as a passive investor, up to five percent (5%) of any publicly traded company without violating this Addendum.
Acknowledgments. Qualtrics and Employee acknowledge and agree that: (i) this Addendum does not impose an undue hardship on Employee and is not injurious to the public; (ii) this Addendum is reasonably necessary to protect the business of Qualtrics and its affiliates given the nature of Employee’s responsibilities with Qualtrics; (iii) the terms of this Addendum, including its duration and geographic scope, are reasonable; and (iv) adequate consideration supports this Addendum. Employee acknowledges the consideration Employee is receiving, including without limitation the compensation and other benefits set forth in the Agreement, Employee’s continued employment with Qualtrics, and/or any awards or other forms of equity in Qualtrics or its affiliates.
Exception to Section 15 Arbitration Requirements. Notwithstanding Section (15) of the attached Qualtrics Employment Agreement, the Parties agree that any dispute, controversy, or claim arising under this Addendum may be brought by either Party in federal or state court situated in Salt Lake County, Utah. The Parties agree that federal and state courts in Salt Lake County shall have jurisdiction over any matter arising under this Addendum and consent to venue and personal jurisdiction.

IN WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the Effective Date.

QUALTRICS, LLC		EMPLOYEE

/s/ Chris Beckstead		/s/ John Thimsen
Signature		Signature

Print Name:	Chris Beckstead	Print Name:	John Thimsen

Title:	VP, Finance	Date:	Aug 22, 2018